EXHIBIT 10.5

ASSIGNMENT AGREEMENT

This Assignment Agreement (“Agreement”) is entered into as of August 1, 2012 (the “Effective Date”) by and between 800 COMMERCE Inc., a Florida company having its principal place of business at 477 South Rosemary Avenue Suite 203, West Palm Beach, FL 33401 (“800 Commerce”) and PAYVENTURES LLC, a Florida company having its principal place of business at 750 Park of Commerce Blvd., Suite 310, Boca Raton, FL 33487 (“Payventures”).

WHEREAS 800 Commerce is in the business of providing merchant services (the “800 Commerce Business”) to its customers (“Customers”);

WHEREAS Payventures operates a business of promoting merchant services offered by certain banks, including credit and debit card transaction processing and network services (the “Merchant Services”) to merchants;

WHEREAS 800 Commerce and Payventures would like to promote the Merchant Services to Customers through the 800 Commerce Business.

NOW, THEREFORE this Agreement witnesseth that in consideration of the mutual covenants by each of the parties hereto, the parties agree as follows:

1.                   Assignment of Merchant Accounts. Payventures hereby assigns to 800 Commerce Fifty (50%) of Payventures’ rights to receive residual payments from the TFX merchant account (the “Assigned Customer”). Payventures shall remain the primary agent of record with all rights to deal with the Assigned Customer. 800 Commerce shall receive its share of the monthly residuals under the Assigned Customer’s existing merchant services contract. In exchange for assignment of the Assigned Customer, 800 Commerce shall issue 500,000 shares of equity in 800 Commerce to Payventures or its’ designee (the “Payventures Shares”) as of August 1, 2012. The Payventures Shares shall be registered, fully paid, non-assessable, non cancelable, and shall become non-restricted fully trade-able shares upon completion of 800 Commerce’s public filing.

2.                   Term. The term of this Agreement commences on the Effective Date and shall continue for a period of one (1) year after which it shall renew for successive one year terms automatically, unless terminated in accordance with the terms hereof. Either party hereto shall have the right to terminate this Agreement at the end of the then current Term, upon thirty (30) days prior written notice to the other party. Payventures may terminate this Agreement at any time on thirty (30) days written notice to 800 Commerce, provided, however, that if such termination is without default or other material cause by 800 Commerce, then Payventures shall continue to pay the referral fees contemplated herein despite such termination, subject to the other provisions hereof that survive termination. In addition, Payventures may terminate the assignment of the Assigned Customer, and any obligation to pay the share of the Assigned Customer residual to 800 Commerce, upon thirty (30) days prior notice to 800 Commerce. Payventures may terminate the assignment of the Assigned Customer and substitute one or more comparable Assigned Customers upon thirty (30) days prior notice to 800 Commerce. Payventures shall not be required to replace an Assigned Customer if such Assigned Customer terminates its merchant account with Payventures.

3.                   Default. Either party shall have the right to terminate this Agreement at any time if the other party breaches any material provisions of this Agreement and fails to cure such breach within thirty (30) days of its receipt of written notice thereof from the non-breaching party.

4.                   Relationship of Parties. 800 Commerce and Payventures agree that in performing their responsibilities pursuant to this Agreement they are in the position of independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partnership or joint venture or agency or any association for profit between 800 Commerce and Payventures. 800 Commerce is not authorized hereunder to hold itself out as an agent of Payventures or any of its sponsoring institutions or suppliers or to inform or represent to any person that 800 Commerce has authority to bind or obligate Payventures or to otherwise act on behalf of Payventures. 800 Commerce shall not make any representation or warranty, or create any liability or potential liability on behalf of Payventures. All expenses and disbursements, including those for travel and maintenance, entertainment, training, office, employees, source deductions, taxes, employee taxes or remittances, clerical and general selling expenses that may be incurred by 800 Commerce in connection with this Agreement shall be borne wholly and completely by 800 Commerce, and Payventures shall not be in any way responsible or liable therefore. Except as otherwise provided, each party shall bear its own administrative costs and overhead expenses arising out of its performance of this Agreement.

5.                   Assignment. 800 Commerce may not assign its rights or obligations under this agreement without the prior consent of Payventures, which consent shall not be unreasonably withheld. Payventures may assign any of its rights or obligations hereunder on notice to 800 Commerce.

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6.                   Notices. All notices and other communications required or permitted under this Agreement shall be in writing and given by personal delivery, telecopy (confirmed by a mailed copy), or certified, return receipt first class mail, postage prepaid, or recognized courier service providing a singed delivery receipt (such as UPS or Fedex), postage prepaid, sent to the address for each party set forth above.

7.                   Entire Agreement; Binding Effect. This Agreement, including all schedules, exhibits and attachments thereto, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, partner, employee or representative of any party hereto.

8.                   Confidential Information. Each party acknowledges that it may directly or indirectly disclose Confidential Information to the other party in the course of negotiation of and performance of this Agreement. All such Confidential Information disclosed hereunder shall remain the sole property of the disclosing party (or other third party), and the receiving party shall have no interest in, or rights with respect thereto, except as set forth herein. Each party agrees to treat such Confidential Information with the same degree of care and security as it treats its most confidential information. Each party may disclose such Confidential Information to employees and agents who require such knowledge to perform services under this Agreement. Except as otherwise contemplated by this Agreement, neither party shall disclose the Confidential Information of the other party to any third party without the prior written consent of the disclosing party, and the duty of confidentiality created by this section shall survive any termination of the Agreement. This confidentiality provision shall survive termination of this Agreement.

9.                   “Confidential Information” means all proprietary, secret or confidential information or data relating to either party and its affiliates, operations, employees, products or services, clients, customers or potential customers. Confidential Information shall include customer lists, cardholder account numbers, pricing information, computer access codes, instruction and/or procedural manuals, and the terms and conditions of this Agreement. Information shall not be considered Confidential Information to the extent, but only to the extent, that such information is: (i) already known to the receiving party free of any restriction at the time it is obtained; (ii) subsequently learned from an independent third party free of any restriction and without breach of this Agreement; (iii) becomes publicly available through no wrongful act of the receiving party; (iv) independently developed by the receiving party without reference to any Confidential Information of the other; or (v) is required to be disclosed by law. Information relating to Merchant Services accounts of Customers shall be the property of Payventures.

10.               Indemnification. Each party agrees to indemnify, defend, and hold harmless the other party, its employees, agents, from and against any loss, liability, damage, penalty or expense (including reasonable attorneys’ fees and cost of defense) they may suffer or incur as a result of (i) any failure by such party or any employee or agent of such party to comply with the terms of this Agreement; (ii) any warranty or representation made by such party to the other party being false or misleading; or (iii) any representation, warranty or undertaking made by such party or any employee or agent of such party to any third person other than as specifically authorized by this Agreement. Each party shall promptly notify the other of any claim or threat of claim of which such party becomes aware and that may give rise to a demand for indemnification under this section.

11.               LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES. UNDER NO CIRCUMSTANCES SHALL THE LIABILITY OF PAYVENTURES HEREUDNER EXCEED THE AMOUNT OF RESIDUAL FEED PAID HEREUNDER DURING THE 6 (SIX) MONTH PERIOD PRIOR TO THE EVENT GIVING RISE TO LIABILITY.

12.               Governing Law. This Agreement shall be governed by the laws of the State of Florida, without regard to its conflict of laws provisions. Both parties submit to the jurisdiction of the state and federal courts located in Palm Beach County, Florida, and agree that venue for any claims or disputes under this Agreement shall be proper only in such courts. Both parties knowingly and intentionally waive all rights for a trial or other proceeding by jury.

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IN WITNESS WHEREOF, this Agreement is executed by duly authorized officers of the parties and shall be effective as of the Effective Date.

Payventures LLC	800 Commerce Inc.

By: Michael G. Park	By: B. Michael Friedman
Name: Michael G. Park	Name: B. Michael Friedman
Title: CEO	Title: CEO